Exhibit 5

December 7, 2006

Board of Directors
Middle Kingdom Alliance Corp.
333 Sandy Springs Circle, Suite 223
Atlanta, GA 30328

Gentlemen:

We have acted as counsel to Middle Kingdom Alliance Corp., a Delaware corporation (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with United States Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”). The Registration Statement covers (i) 180,000 Series A units with each unit consisting of one share of the Company’s common stock, par value $.001 per share (the “Common Stock”), and five non-redeemable Class A Warrants each to purchase one share of the Common Stock and 3,000,000 Series B units with each unit consisting of one share of the Company’s Class B common stock, par value $.001 per share (the “Class B Common Stock”), and one redeemable Class B Warrant to purchase one share of the Common Stock to the underwriters for whom I-Bankers Securities, Inc., Newbridge Securities Corp. and Westminster Securities Corp. are acting as representative (the “Underwriters”), (ii) up to 27,000 Series A units and 450,000 Series B units which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (the “Over-Allotment Units”), (iii) up to 18,000 Series A units and 300,000 Series B units (the “Purchase Option Units”) which I−Bankers Securities, Inc. acting as representative of the Underwriters will have the right to purchase (the “Purchase Option”) for its own account or that of its designees, (iv) all shares of Common Stock, Class B Common Stock and all Class A and Class B Warrants issued as part of the Units, Over-Allotment Units, and Purchase Option Units, and (v) all shares of Common Stock issuable upon exercise of the Class A and Class B Warrants included in the Units, Over-Allotment Units, and Purchase Option Units.

In rendering this opinion, we have examined: (i) the forms of the Certificate of Incorporation and By-laws of the Company, each as presently in effect and included as Exhibits 3.1 and 3.2, respectively, to the Registration Statement; (ii) resolutions of the Company’s Board of Directors authorizing the issuance of the Units, Over-Allotment Units, and Purchase Option Units and the preparation and filing of the Registration Statement; (iii) the Registration Statement; (iv) draft of the Class A and Class B Warrant agreements and the Class A and Class B Warrant certificates (the “Warrant Documents”) and (v) such statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. We have also examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing and assuming that the Company's Amended and Restated Certificate of Incorporation will have been filed with the Secretary of the State of Delaware prior to the time that the Registration Statement has become effective under the Act, we are of the opinion that:

(i)  The shares of Common Stock and Class B Common Stock included in the Units, Over-Allotment Units, and Purchase Option Units have been duly authorized and, when issued and sold in accordance with and in the manner described in the prospectus set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable. The shares of Common Stock issuable upon exercise of the Class A and Class B Warrants included in the Units, Over-Allotment Units, and Purchase Option Units have been duly and validly authorized and, to our knowledge, reserved for issuance upon exercise of such Class A and Class B Warrants, and such shares of Common Stock, when so issued upon exercise of the Class A and Class B Warrants and upon delivery by the purchaser of the consideration for such shares, will be duly authorized, validly issued, fully paid and non-assessable.

(ii) Each of the Class A and Class B Warrants, included in the Units, Over-Allotment Units, and Purchase Option Units constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

(iii) Each of the Units, Over-Allotment Units, and Purchase Option Units constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S−K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

Cozen O’Connor